UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
_________________

WASHINGTON, D.C.   20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

FEBRUARY 24, 2015

EMPIRE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16653	73-1238709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

165 S. Union Blvd., Union Tower, Suite 360, Lakewood, CO	80228
(Address of principal executive offices)	(Zip Code)

(720) 627-5671
(Registrant's telephone number, including area code)

6506 S. Lewis Ave., Suite 112, Tulsa, OK, 74316-1020
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Empire Petroleum Corporation (the “Company”) completed a private placement to seven accredited investors on from February 12, 2015 through February 24, 2015, of 1,080,000 shares of its common stock, par value $0.001 per share, along with warrants to purchase up to 540,000 shares of the Company’s common stock at an exercise price of $0.25, for an aggregate purchase price of $135,000.  The warrants may be exercised at any time from the date of issuance until February 28, 2017.  The material terms and conditions applicable to the purchase and sale of the common stock and the warrants are set forth in the form of the securities purchase agreement included as an exhibit to this Current Report on Form 8-K.

The offers and sales related to the securities described above were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of that act provided by section 4(2) thereof and Regulation D promulgated by the Securities and Exchange Commission thereunder.  Each of the seven investors in the private placement is a sophisticated accredited investor with the experience and expertise to evaluate the merits and risks of an investment in the Company’s securities and the financial means to bear the risks of such an investment. In addition, each investor was provided access to all of the material information regarding the Company that such investor would have received if the offer and sale of the securities had been registered.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Securities Purchase Agreement along with form of Common Share Warrant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION

Date: March 3, 2015	By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement along with form of Common Share Warrant Agreement